UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 15, 2008
VERICHIP CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	001-33297	06-1637809

(State or other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

1690 SOUTH CONGRESS AVENUE, SUITE 200
DELRAY BEACH, FLORIDA	33445

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: 561-805-8008
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Stock Purchase Agreement
On May 15, 2008, VeriChip Corporation, a Delaware corporation (the “Company”) issued a press release announcing the signing of a Stock Purchase Agreement (the “Purchase Agreement”) by and between the Company and The Stanley Works, a Connecticut corporation (“Stanley”), pursuant to which the outstanding capital stock of Xmark Corporation, a wholly-owned subsidiary of the Company governed under the laws of Canada (“Xmark”), will be purchased by Stanley (the “Xmark Transaction”). As consideration for the consummation of the Xmark Transaction, Stanley will pay the Company $45 million in cash at the closing. Under the terms of the Purchase Agreement, $4.5 million of the proceeds will be held in escrow for a period of 12 months.
The Xmark Transaction is not subject to any financing conditions and remains subject to customary conditions, including, agreements by the Company (1) to cause Xmark to conduct its operations according to its ordinary course of business consistent with past practice, (2) to cause Xmark to refrain from certain actions between the time of signing the Purchase Agreement and the closing of the Xmark Transaction, and (3) to obtain the requisite approval of its stockholders.
The parties have made customary representations and warranties in the Purchase Agreement and agreed to certain customary covenants, including their authority to enter into the Purchase Agreement, the organization of each of the parties and the lack of conflict with any organizational documents, agreements or rules. These representations and warranties were made as of specific dates and may be subject to important qualifications, limitations and supplemental information agreed to in negotiating the terms of the Purchase Agreement.
The Purchase Agreement contains certain termination rights for each of the Company and Stanley and further provides that, upon termination of the Purchase Agreement under specified circumstances, the Company may be required to pay Stanley a termination fee of up to $1,500,000 in cash.
In conjunction with the Purchase Agreement, on May 15, 2008, Stanley entered into the following agreements with the Company’s affiliates:
•	A Guarantee with Applied Digital Solutions, Inc., doing business as Digital Angel, the Company’s 48.6% stockholder (“Digital Angel”), under which Digital Angel guaranteed certain liabilities of the Company under the Stock Purchase Agreement.

•	A Voting Agreement with each of Digital Angel and Scott R. Silverman, the Company’s Chairman and Chief Executive Officer, under which each of Digital Angel and Mr. Silverman granted Stanley an irrevocable proxy to, vote their shares of the Company’s common stock to approve the Purchase Agreement and the transactions contemplated thereby and against any other proposal or offer from a third party to acquire the Company. The Voting Agreement limits the ability of each of Digital Angel and Mr. Silverman to transfer shares of stock held in the Company or vote for any alternative deal during the period prior to the consummation of the Xmark Transaction and, in some cases, for a period of 7.5 months afterward.
The foregoing descriptions of the Purchase Agreement, the Voting Agreement with Digital Angel, the Voting Agreement with Mr. Silverman and the Guarantee do not purport to be complete and are qualified in their entirety by reference to the complete text of the Purchase Agreement, the Voting Agreement with Digital Angel, the Voting Agreement with Mr. Silverman and the Guarantee, copies of which are attached as Exhibit 2.1, Exhibit 2.2, Exhibit 2.3 and Exhibit 10.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Letter Agreement with Digital Angel
In connection with the signing of the Purchase Agreement, on May 15, 2008, the Company and Digital Angel entered in a letter agreement (the “Digital Angel Agreement”). The Digital Angel Agreement provides that the Purchase Agreement and the transactions contemplated thereby do not constitute an event of default under the Commercial Loan Agreement dated December 27, 2005, as amended, between the Company and Digital Angel, (ii) Security Agreement dated December 27, 2005, as amended, between the Company and Digital Angel, and (iii) Third Amended and Restated Revolving Line of Credit Note dated as of February 8, 2007, as amended, from the Company in favor of Digital Angel.
The Digital Angel Agreement allows Digital Angel to designate, from and after the date of the closing of the Xmark Transaction or upon a breach of the Digital Angel Agreement, up to three (3) members of the Company’s Board of Directors, all of which shall be independent with the exception of Joseph J. Grillo, Digital Angel’s President and Chief Executive Officer. Upon the closing of the Xmark Transaction, Mr. Grillo is expected to join the Company’s board of directors as the chairman and Mr. Silverman will resign. The Company must pay to Digital Angel, upon the closing of the Xmark Transaction, (i) $250,000 as consideration for the execution of the Guarantee, described above, and (ii) up to $250,000 for Digital Angel’s actual expenses, incurred or reasonably expected to be incurred by Digital Angel in connection with the Xmark Transaction.
The Digital Angel Agreement also provides, among other things, that (i) the Company will limit all bonus and other special payments to those currently scheduled, with any changes or new payments to be pre-approved by Digital Angel, (ii) Mr. Silverman will enter into a separation agreement with the Company, which is more fully described below, and (iii) Digital Angel will have access to the Company’s financial information.
The foregoing description of the Digital Angel Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Digital Angel Agreement, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K, and is incorporated herein by reference.
Proxy Statement
The Company plans to file with the Securities and Exchange Commission (“SEC”) and mail to its stockholders a proxy statement in connection with the special meeting of stockholders to be called to approve the Xmark transaction. The proxy statement will contain important information about the Company, the transaction and related matters. Investors and stockholders are urged to read the proxy statement carefully when it is available. Investors and stockholders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by the Company through the web site maintained by the SEC at www.sec.gov. In addition, investors and stockholders will be able to obtain free copies of the proxy statement from the Company by contacting Kay E. Langsford, at 1690 Congress Avenue, Suite 200, Delray Beach, Florida 33445.
Participants in the Solicitation
The Company and its executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed Xmark transaction. Information regarding the executive officers and directors of the Company is included in its Form 10-K/A filed with the SEC on April 29, 2008. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities, holdings or otherwise, will be set forth in the proxy statement to be filed with the SEC in connection with the proposed Xmark transaction.
Item 2.02 Results of Operations and Financial Condition.
On May 15, 2008, the Company issued a press release reporting its financial results for the first quarter ended March 31, 2008. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information in this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Current Report on Form 8-K shall not be incorporated by reference into any filing under the Securities Exchange Act of 1934 or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Separation Agreement with Scott R. Silverman
In connection with the Xmark Transaction, on May 15, 2008, the Company entered into a Separation Agreement (the “Separation Agreement”) with Scott R. Silverman, its Chairman and Chief Executive Officer, which provides that upon the closing of the Xmark Transaction, Mr. Silverman’s employment will be terminated, as will the Employment and Non-Compete Agreement dated December 5, 2006, between the Company and Mr. Silverman (the “Employment Agreement”).
The Separation Agreement provides that if the closing of the Xmark Transaction occurs on or prior to July 8, 2008, Mr. Silverman will receive a payment in the amount of approximately $4.3 million, less all deductions and withholdings (the “Termination Amount”), from the Company in full and final satisfaction of the amounts due to Mr. Silverman pursuant to the terms of the Employment Agreement. If the closing of the Xmark Transaction occurs after July 8, 2008 but on or prior to December 31, 2008, the Termination Amount will be adjusted downward to reflect the lower amount of salary actually paid and benefits due to Silverman under the terms of the Employment Agreement. Mr. Silverman will also receive a bonus payment for the completion of the Xmark Transaction in the amount $1.2 million.
In the event that the Company’s VeriMed Health Link business is sold, all of the stock of the Company is sold, or the Company is used for a strategic transaction (the “VeriChip Transaction”), on or before July 15, 2008, or if a binding letter of intent, indication of interest or purchase agreement for the VeriChip Transaction is entered into on or before July 15, 2008, Mr. Silverman will receive twenty-five percent (25%) of the value of the VeriChip Transaction exclusive of amounts paid to other financial advisors or finders, unless Mr. Silverman directly or indirectly, purchases or acquires, or has the option to purchase or acquire, through merger or otherwise, the VeriMed Health Link business, the stock of the Company, or enters into a strategic transaction using the Company. Additionally, if the purchaser of the VeriMed Health Link business assumes all of the liabilities of the VeriMed Health Link business, Mr. Silverman will receive a one-time assumption of liabilities bonus in the amount of $500,000.
The Separation Agreement also contains a confidentiality provision and a non-competition provision, which provide that Mr. Silverman, during his employment and for a two (2) year period after the closing of the Xmark Transaction, will not compete with the Company and its affiliates by directly or indirectly engaging in the Company’s business within the radio-frequency identification technology market space or by engaging in any business comparable to that of the Company or its affiliates. If the VeriMed Health Link business is not sold or transferred to a third party, or if the VeriMed Health Link business is sold or transferred to Mr. Silverman or an affiliate of Mr. Silverman, the competition restriction only as it applies to the VeriMed Health Link business will become null and void.
The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Separation Agreement, a copy of which is attached as Exhibit 10.3 to this Current Report on Form 8-K, and is incorporated herein by reference.
Letter Agreement with William J. Caragol
In connection with the Xmark Transaction, on May 15, 2008, the Company entered into a Letter Agreement (the “Letter Agreement”) with William J. Caragol, the Company’s President and Chief Financial Officer, which affirms that the Company desires to remain the Company’s President and Chief Financial Officer following the closing of the Xmark Transaction, confirms that Mr. Caragol’s base salary will remain at $203,500 per year and provides incentive compensation in connection therewith. Specifically, the Letter Agreement provides that Mr. Caragol will receive a bonus of $50,000 if the total distributed cash or equity value to the Company’s stockholders is at least $21.5 million. For all amounts over $21.5 million, Mr. Caragol will receive a cash bonus equal to 4% of the amount that exceeds $21.5 million. The incentive compensation provided under the Letter Agreement to Mr. Caragol will not exceed US$200,000 in the aggregate.
The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Letter Agreement, a copy of which is attached as Exhibit 10.4 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.
On May 15, 2008, the Company issued a press release regarding the Stock Purchase Agreement. The press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K. In connection with the Xmark Transaction, on May 15, 2008, The Stanley Works and Digital Angel also issued press releases, which press releases are furnished as Exhibit 99.3 and 99.4, respectively, to this Current Report on Form 8-K.
The information in this Current Report on Form 8-K, including Exhibit 99.2, Exhibit 99.3 and Exhibit 99.4, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Current Report on Form 8-K shall not be incorporated by reference into any filing under the Securities Exchange Act of 1934 or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

2.1	Stock Purchase Agreement, dated May 15, 2008, between VeriChip Corporation and The Stanley Works

2.2	Voting Agreement, dated May 15, 2008, between Applied Digital Solutions, Inc. and The Stanley Works

2.3	Voting Agreement, dated May 15, 2008, between Scott R. Silverman and The Stanley Works

10.1	Guarantee, dated May 15, 2008, between Applied Digital Solutions, Inc. and The Stanley Works

10.2	Letter Agreement, dated May 15, 2008, between VeriChip Corporation and Applied Digital Solutions, Inc.

10.3	Separation Agreement, dated May 15, 2008, between VeriChip Corporation and Scott R. Silverman

10.4	Letter Agreement, dated May 15, 2008, between VeriChip Corporation and William J. Caragol

99.1	Press Release issued by VeriChip Corporation on May 15, 2008 regarding its financial results

99.2	Press Release issued by VeriChip Corporation on May 15, 2008 regarding the Xmark Transaction

99.3	Press Release issued by The Stanley Works on May 15, 2008

99.4	Press Release issued by Applied Digital Solutions, Inc. on May 15, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VeriChip Corporation
Date: May 15, 2008
/s/ William J. Caragol
William J. Caragol
President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Stock Purchase Agreement, dated May 15, 2008, between VeriChip Corporation and The Stanley Works

2.2	Voting Agreement, dated May 15, 2008, between Applied Digital Solutions, Inc. and The Stanley Works

2.3	Voting Agreement, dated May 15, 2008, between Scott R. Silverman and The Stanley Works

10.1	Guarantee, dated May 15, 2008, between Applied Digital Solutions, Inc. and The Stanley Works

10.2	Letter Agreement, dated May 15, 2008, between VeriChip Corporation and Applied Digital Solutions, Inc.

10.3	Separation Agreement, dated May 15, 2008, between VeriChip Corporation and Scott R. Silverman

10.4	Letter Agreement, dated May 15, 2008, between VeriChip Corporation and William J. Caragol

99.1	Press Release issued by VeriChip Corporation on May 15, 2008 regarding its financial results

99.2	Press Release issued by VeriChip Corporation on May 15, 2008 regarding the Xmark Transaction

99.3	Press Release issued by The Stanley Works on May 15, 2008

99.4	Press Release issued by Applied Digital Solutions, Inc. on May 15, 2008